Exhibit 99.1

Media Contact:	Alberto López
Harrah’s Entertainment, Inc.
+1-702-407-6344

HARRAH’S ENTERTAINMENT DECLARES QUARTERLY CASH DIVIDEND

LAS VEGAS — October 29, 2007 — The board of directors of Harrah’s Entertainment, Inc. (NYSE:HET) declared a regular quarterly cash dividend of $0.40 per share, payable November 21, 2007, to stockholders of record as of the close of business on November 8, 2007. Harrah’s shares will begin trading ex-dividend on November 6, 2007.

About Harrah’s Entertainment

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada nearly 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

For more information, please visit: www.harrahs.com.

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